SEVERANCE AGREEMENT


         This Severance Agreement ("Agreement") is dated as of September 29, 2000 and is between Merisel Americas, Inc., a Delaware corporation (the "Company"), and Ranny Thompson ("Associate").

         The Company and Associate hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:


         (a) A resignation by Associate shall be with "Good Reason" if after the date hereof (i) there has been a material reduction in Associate's job responsibilities from those that existed immediately prior to such reduction, it being understood that neither a mere change in title alone nor a reduction in responsibilities resulting from a reduction in the size of the Company's business shall constitute a material reduction in Associate's job responsibilities, (ii) without Associate's prior written approval, the Company requires Associate to be based anywhere other than, or within a 20 minute commute from, the Associate's current location, it being understood that required travel on the Company's business to an extent consistent with Associate's normal and customary business travel obligations does not constitute "Good Reason," or (iii) there is a reduction in Associate's base salary.

         (b) "Termination for Cause" shall mean if the Company terminates Associate's employment for any of the following reasons: Associate's misconduct (misconduct includes physical assault, insubordination, falsification or misrepresentation of facts on company records, fraud, dishonesty, willful destruction of company property or assets, or harassment of another associate by Associate in violation of the Company' policies); excessive absenteeism; abuse of sick time; or Associate's conviction for or a plea of nolo contendere by Associate to a felony or any crime involving moral turpitude.

         2. Bonus Payments. So long as Associate remains an employee of the Company, Associate will be entitled to lump sum payments (each a "Bonus") in the amounts and subject to the conditions set forth below. On the date on which the Company has completed the sale, restructuring and/or winding down in all material respects of its U.S. distribution business, as set forth in a plan approved by the Board of Directors of Merisel, Inc. and provided to the operating agent under the Company's asset securitization facility, as such plan may be amended, the Company shall make a lump sum payment to Associate equal to $10,000. On the date on which the Company has completed the sale or accounts receivable refinancing of Merisel Open Computing Alliance, Inc. ("MOCA"), the Company shall make a lump sum payment to Associate equal to $10,000. On the date on which the Company has completed the sale and/or winding down in all material respects of its Canadian distribution business, or on the date of the first quarterly earnings announcement of Merisel, Inc. after the date hereof which includes profitable results for the Canadian business, the Company shall make a lump sum payment to Associate equal to $10,000. If Associate's employment with the Company terminates prior to the payment of one or more Bonuses for any

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reason other than as a result of Termination for Cause, death or permanent disability, or Associate's resignation without Good Reason, then the Company shall make a lump sum payment to Associate equal to the aggregate of the amounts set forth above that have not been paid to Associate prior thereto.

         3. Severance Obligations. If Associate's employment by the Company terminates for any reason other than as a result of a Termination for Cause, death or permanent disability, or Associate's resignation without Good Reason, then (A) the Company shall pay Associate base severance and enhanced severance, as determined under the Company's severance policy as in effect on the date hereof, which severance compensation shall be paid to Associate bi-weekly in accordance with the Company's standard payroll practices, and (B) the Company shall reimburse Associate for the cost of Associate's COBRA payments (at the level of coverage, including dependent care coverage, as in effect immediately prior to such termination) under the Company's health insurance plans for the period during which Associate is entitled to such severance payments. The payments to be made to Associate upon a termination contemplated by this paragraph 3 are in addition to the payments made to employees by the Company upon termination in the ordinary course, such as reimbursement for business expenses and vacation pay through the date of termination.

         4. Withholding. The Company shall deduct from all payments paid to Associate under this Agreement any required amounts for social security, federal and state income tax withholding, federal or state unemployment insurance contributions, and state disability insurance or any other required taxes.

         5. At-Will Employee. The Company shall have no obligation to retain or continue Associate as an employee and Associate's employment status as an "at-will" employee of the Company is not affected by this Agreement.

         6. Mitigation. Associate shall have no obligation to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise.

         7. Associate's Obligations. In exchange for the Company agreeing to provide the above-described benefits to Associate, Associate agrees that prior to receiving any severance compensation from the Company in respect of such termination, whether under this Agreement or otherwise, Associate will execute and deliver to the Company a Waiver, Release and Confidentiality Agreement substantially in the form provided to Associate with this Agreement.

         8. Confidentiality. Associate agrees that the terms of this Agreement and the amount and nature of all payments received by Associate hereunder shall remain confidential and shall not be disclosed to any other person (other than Associate's family members, attorneys and accountants who shall be informed of and bound by the confidentiality provisions of this Agreement) other than as required by court order, legal process or applicable law.

         9. Arbitration. Any dispute that may arise between Associate and the Company in connection with or relating to this Agreement, including any monetary claim arising from or relating to this Agreement, will be submitted to final and binding arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association ("AAA") then in effect. Such arbitration shall proceed before a single arbitrator who shall be selected by the mutual agreement of the parties. If the parties are unable to agree on the selection of an arbitrator, such arbitrator shall be selected in accordance with the Employment Dispute Resolution Rules and procedures of the AAA. The decision of the arbitrator, including determination of the amount of any damages suffered, shall be conclusive, final and binding on such arbitrating parties, their respective heirs, legal representatives, successors, and assigns. Each party to any such arbitration proceeding shall bear her or his own attorney's fees and costs in connection with any such arbitration, except that the Company shall pay the fees of the arbitrator.

         10. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the Company and Associate; provided that Associate shall not assign any of Associate's rights or duties under this Agreement without the express prior written consent of the Company. This Agreement sets forth the parties' entire agreement with regard to the subject matter hereof. Neither party has made any other agreements, representations, or warranties to the other with respect to the subject matter of this Agreement. This Agreement may be amended only by a written agreement signed by both parties. Should any provisions of this Agreement be declared to be or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any waiver by either party of any breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, which shall be effective upon the execution hereof by all of the parties hereto. A complete set of counterparts shall be made available to each party hereto.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first written above.

MERISEL AMERICAS, INC.


By: /s/ Timothy N. Jenson
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      Timothy N. Jenson
      Executive Vice President and Chief Financial Officer


RANNY THOMPSON

By: /s/ Ranny Thompson
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